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                                                                    Exhibit 99.3

                                  RISK FACTORS

    Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference into the accompanying prospectus before purchasing our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

RISKS RELATED TO OUR BUSINESS

    THE PRESCRIPTION TRENDS FOR ESTRASORB HAVE NOT MET OUR EXPECTATIONS AND WE MAY FACE ADDITIONAL RISKS AS WE EXPAND OUR RESEARCH AND DEVELOPMENT CAPABILITIES.

    ESTRASORB was approved for commercial sale by the FDA in October 2003 and commercially launched in June 2004. To date, the prescription trends for ESTRASORB have not met our expectations. Many factors have affected and could continue to affect our ability to successfully commercialize ESTRASORB, including:

    o our inability to timely and effectively promote and sell ESTRASORB so that ESTRASORB gains a meaningful share of the estrogen therapy market, which currently is dominated by Premarin(R), an oral estrogen tablet sold by Wyeth; estrogen patches sold by several companies including Novartis Pharma AG and Berlex Laboratories, Inc.; and gels currently sold by Solvay Pharmaceuticals, Inc;.

    o   our inability to manufacture ESTRASORB at acceptable gross margins;

    o the inability to obtain coverage and favorable reimbursement rates for ESTRASORB from insurers and other third-party payors; and

    o   the market acceptance of physicians and patients of this new technology.

      In addition to the marketing risks of ESTRASORB, we are in the process of expanding our research and development capabilities in an effort to build upon the strength of our proprietary topical micellar nanoparticle drug (MNP) delivery platform. We cannot predict whether we will encounter problems with the implementation of our modified business strategy, including the delay or suspension of clinical trials or delay the analysis of data derived from them. A number of events could delay our development efforts and negatively impact our ability to obtain regulatory approval for, and to market and sell, a particular drug candidate.


     AFTER THE CONSUMMATION OF THIS OFFERING, WITHOUT THE INFUSION OF ADDITIONAL CAPITAL, WE WILL ONLY HAVE SUFFICIENT FUNDS TO CONTINUE OPERATIONS TO THE END OF 2005 AND WILL NOT HAVE SUFFICIENT LIQUIDITY TO AVOID A "GOING CONCERN" QUALIFICATION FROM OUR AUDITORS FOR FISCAL YEAR 2006.

     Our auditors issued a "going concern" opinion for our financial statements for the year ended December 31, 2004. Even after the consummation of this offering we will only have sufficient funds to continue operations to the end of 2005, and we will not have sufficient liquidity to avoid a "going concern" qualification from our auditors for the fiscal year 2006, unless we are able to enter into subsequent strategic alliances with third parties which result in the infusion of capital, or raise additional capital through public or private equity, this year.


     WE HAVE LIMITED FINANCIAL RESOURCES AND WE ARE NOT CERTAIN THAT WE WILL BE ABLE TO OBTAIN FINANCING TO MAINTAIN OUR OPERATIONS OR TO FUND THE DEVELOPMENT OF FUTURE PRODUCTS.

    In the near term we will not generate revenues from product sales in an amount sufficient to fund our operations, and we will require additional funds to maintain our operations, continue our research and development programs, commence future preclinical and clinical trials, seek regulatory approvals, establish commercial-scale manufacturing capabilities, and market our products. We will seek such additional funds through public or private equity or debt financings, collaborative arrangements and other sources. We cannot be certain that adequate additional funding will be available to us on acceptable terms, if at all. If we cannot raise the additional funds required for our anticipated operations, we may be required to delay significantly, reduce the scope of or eliminate one or more of our research or development programs, downsize our selling, marketing, general and administrative infrastructure or programs, or seek alternative measures to avoid insolvency, including arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates or products. If we raise additional funds through future offerings of shares of our common stock or other securities, such offerings would cause dilution of existing stockholders' percentage ownership in the Company. These future offerings also could have a material and adverse effect on the price of our common stock.


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    WE FACE SUBSTANTIAL COMPETITION IN CONNECTION WITH THE SALE OF ESTRASORB,
OUR OTHER PRODUCTS AND OUR PRODUCT CANDIDATES.

    We compete with numerous other companies worldwide that have developed or are developing products that compete or may compete with ESTRASORB, our other currently marketed products and our product candidates. These competitors include both large and small pharmaceutical companies, biotechnology firms, universities and other research institutions. We may not succeed in developing technologies and products that are more effective than those being developed by our competitors.

    Many large companies currently produce and sell estrogen products for clinical indications identical to those for ESTRASORB. Currently, the oral and patch product segments account for approximately 75% and 15% of the market, respectively, according to 2004 Verispan data. Wyeth commits significant resources to the sale and marketing of its product, Premarin(R), in order to maintain its market leadership position. Several other companies compete in the estrogen category including Berlex, Novartis and Solvay. Recently, Solvay introduced an ethanol-based gel product, Estrogel, that is directly competitive with ESTRASORB.

    These and other products sold by our competitors have all achieved a degree of market penetration superior to ESTRASORB. ESTRASORB competes in the United States for market share with these products and we cannot guarantee that we will be able to effectively promote ESTRASORB against these competitive products. In order to effectively compete, we have and may continue to make substantial investments in sales and marketing and may have to partner with one or more established companies that have greater financial resources and marketing expertise. Many of these products are sold by companies with greater resources and experience and there is no assurance that we will be successful in gaining significant market share for ESTRASORB or in earning a return on our investment in ESTRASORB or our product candidates, if approved.

    Our technologies and products may be rendered obsolete or noncompetitive as a result of products introduced by our competitors. Our vitamin products have faced sustained and increasing generic competition which recently has resulted in declining sales volumes and a high volume of returns for this product line. Most of our competitors have substantially greater financial and technical resources, production and marketing capabilities, and related experience which may enable them to develop, manufacture and market their products more successfully and at a lower cost. In addition, many of our competitors have significantly greater experience in conducting preclinical testing and clinical trials of human pharmaceuticals and obtaining regulatory approvals to market such products. Accordingly, our competitors may succeed in obtaining FDA approval for products more rapidly than we will, which may give them an advantage in achieving market acceptance of their products.

    WE HAVE A HISTORY OF LOSSES AND OUR FUTURE PROFITABILITY IS UNCERTAIN.

    Our expenses have exceeded our revenues since our formation in 1987, and our accumulated deficit at December 31, 2004 was $130.7 million. Our net revenues for the last three years were $8.3 million in 2004, $11.8 million in 2003 and $15.0 million in 2002. For the three months ended March 31, 2005 and 2004, our revenues were $719,000 and $2.2 million, respectively. We cannot be certain when or if we will generate substantial revenues from the sale of ESTRASORB. We have received a limited amount of product-related revenue from research contracts, licenses and agreements to provide vaccine products, services and adjuvant technologies. We cannot be certain that we will be successful in entering into strategic alliances or collaborative arrangements with other companies that will result in other significant revenues to offset our expenses. Our net losses for the last three years were $25.9 million in 2004, $17.3 million in 2003 and $22.7 million in 2002, while they were $8.9 million and $5.3 million for the three months ended March 31, 2005 and 2004, respectively.

    Our losses have resulted from research and development expenses, sales and marketing expenses for ESTRASORB, protection of our intellectual property and other general operating expenses. Our losses increased due to the launch of ESTRASORB as we expanded our manufacturing capacity and sales and marketing capabilities, and may increase as and when we conduct additional and larger clinical trials for our product candidates. Therefore, we expect our cumulative operating loss to increase until such time, if ever, product sales, licensing fees and royalty payments generate sufficient revenue to fund our continuing operations. We cannot

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predict when, if ever, we might achieve profitability and cannot be certain that we will be able to sustain profitability, if achieved.

    Over the past year we have allocated a significant portion of our sales force's time to the sales and marketing of ESTRASORB and, consequently, the sales of our other women's health products has been adversely affected. The costs of maintaining our own sales force to market our current products including ESTRASORB currently exceed product revenues. If we continue to market ESTRASORB or any of our current or future products directly, significant additional expenditures and management resources will be required to sustain the size of our internal sales force.

    WE MAY NEED ADDITIONAL MANUFACTURING CAPABILITY TO COMMERCIALIZE OUR
PRODUCTS.

    We currently manufacture ESTRASORB within a facility of Cardinal Health in Philadelphia, Pennsylvania. Cardinal Health provides packaging services for ESTRASORB that we manufacture in their facility. In early 2004, we completed the build-out of the facility to meet FDA requirements and installed manufacturing equipment for commercial production. We have been successful in manufacturing for our current commercial requirements; however, we have limited experience with the large capacity manufacturing which may be required for the commercial sale of ESTRASORB or future products. Although we have had the ability to produce the limited quantities of products needed to support our current research and development programs and clinical trials (including utilizing contract manufacturing organizations), we may need more production capacity for larger, later-stage clinical studies and commercial sales. Our potential products may be too difficult or costly to manufacture on a large scale, to develop into commercially viable products, or to market.

    In the near term, we intend to continue manufacturing ESTRASORB only in the Philadelphia facility. We may determine to qualify an additional site or sites for the manufacture of ESTRASORB if our production requirements increase or we have opportunities to improve our cost of sales. If we are unable to utilize the Philadelphia facility to manufacture ESTRASORB prior to our qualification of a second site, however, we would not have immediate access to ESTRASORB and would be required to reestablish our validation process at a different facility, which could cause us to lose sales of ESTRASORB and would adversely affect our business.

    We currently utilize third-party contract manufacturers to manufacture our other products. Any contract manufacturer's facility that we may use, including the Cardinal Health facility, must adhere to the FDA's regulations on current good manufacturing practices, which are enforced by the FDA through its facilities inspection program. These facilities are subject to periodic inspection by the FDA. The manufacture of products at these facilities will be subject to strict quality control testing and record-keeping requirements. If compliance issues exist at these facilities, thereby interfering with the manufacture of our products, we would be required to seek alternative manufacturing arrangements. There can be no assurance that we would be able to enter into alternative manufacturing arrangements at commercially acceptable rates, if at all. Moreover, the manufacturers we use may not provide sufficient quantities of product to meet our specifications or our delivery, cost and other requirements.

    If we decide to manufacture our own products, we will need to acquire additional manufacturing facilities and improve our manufacturing technology. Establishing additional manufacturing facilities will require us to spend substantial funds, hire and retain a significant number of additional personnel and comply with extensive regulations applicable to such facilities in the United States and abroad, including the current good laboratory practices and good manufacturing practices required by the FDA. If we elect or are required to manufacture our own products, we risk the possibility that we may not be able to do so in a timely fashion at acceptable quality and prices or in compliance with good laboratory practices and good manufacturing practices.

    WE HAVE NOT COMPLETED THE DEVELOPMENT OF OTHER PRODUCTS AND WE MAY NOT SUCCEED IN OBTAINING THE FDA APPROVAL NECESSARY TO SELL ANY ADDITIONAL PRODUCTS.

    The development, manufacture and marketing of our pharmaceutical products are subject to government regulation in the United States and other countries. In the United States and most foreign countries, we must complete rigorous preclinical testing and extensive human clinical trials that demonstrate the safety and efficacy

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of a product in order to apply for regulatory approval to market the product.
ESTRASORB is our only product to have been approved for sale in the United States. Approval outside the U.S. may take longer or may require additional clinical trials. Our product candidate ANDROSORB has completed two Phase I human clinical studies. Additional product candidates are in preclinical laboratory or animal studies. Before applying for FDA approval to market any additional product candidates, we must conduct larger-scale Phase II and III human clinical trials that demonstrate the safety and efficacy of our products to the satisfaction of the FDA and other regulatory authorities. These processes are expensive and can take many years to complete, and we may not be able to demonstrate the safety and efficacy of our products to the satisfaction of such regulatory authorities. We may also be required to demonstrate that our proposed products represent an improved form of treatment over existing therapies and we may be unable to do so without conducting further clinical studies.

    We may fail to obtain regulatory approval for our products on a timely basis. Delays in obtaining regulatory approval can be extremely costly in terms of lost sales opportunities and increased clinical trial costs. The speed with which we complete our clinical trials and our applications for marketing approval will depend on several factors, including the following:

    o the rate of patient enrollment, which is a function of many factors, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the study and the nature of the protocol;

    o institutional review board approval of the protocol and the informed consent form;

    o   prior regulatory agency review and approval;

    o analysis of data obtained from preclinical and clinical activities, which are susceptible to varying interpretations and which interpretations could delay, limit or prevent regulatory approval;

    o changes in the policies of regulatory authorities for drug approval during the period of product development; and

    o the availability of skilled and experienced staff to conduct and monitor clinical studies and to prepare the appropriate regulatory applications.

    We have limited experience in conducting and managing the preclinical and clinical trials necessary to obtain regulatory marketing approvals. We may not be able to obtain the approvals necessary to conduct clinical studies. We also face the risk that the results of our clinical trials may be inconsistent with the results obtained in preclinical studies or that the results obtained in later phases of clinical trials may be inconsistent with those obtained in earlier phases. A number of companies in the specialty biopharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after experiencing promising results in early animal and human testing. If regulatory approval of a drug is granted, such approval is likely to limit the indicated uses for which it may be marketed. Furthermore, even if a product gains regulatory approval, the product and the manufacturer of the product will be subject to continuing regulatory review. We may be restricted or prohibited from marketing or manufacturing a product, even after obtaining product approval, if previously unknown problems with the product or its manufacture are subsequently discovered.

    OUR SUCCESS DEPENDS ON OUR ABILITY TO MAINTAIN THE PROPRIETARY NATURE OF OUR TECHNOLOGY.

    Our success in large part depends on our ability to maintain the proprietary nature of our technology and other trade secrets, including our proprietary drug delivery and vaccine technologies. To do so, we must prosecute and maintain existing patents, obtain new patents and pursue trade secret and other intellectual property protection. We also must operate without infringing the proprietary rights of third parties or letting third parties infringe our rights. We currently have 51 U.S. patents and corresponding foreign patents and patent applications covering our technologies. However, patent issues relating to pharmaceuticals involve complex legal, scientific and factual questions. To date, no consistent policy has emerged regarding the breadth of biotechnology patent claims that are granted by the U.S. Patent and Trademark Office or enforced by the federal courts. Therefore, we do not know

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whether our patent applications will result in the issuance of patents, or that any patents issued to us will provide us with any competitive advantage. We also cannot be sure that we will develop additional proprietary products that are patentable. Furthermore, there is a risk that others will independently develop or duplicate similar technology or products or circumvent the patents issued to us.

    There is a risk that third parties may challenge our existing patents or claim that we are infringing their patents or proprietary rights. We could incur substantial costs in defending patent infringement suits or in filing suits against others to have their patents declared invalid or claim infringement. It is also possible that we may be required to obtain licenses from third parties to avoid infringing third-party patents or other proprietary rights. We cannot be sure that such third-party licenses would be available to us on acceptable terms, if at all. If we are unable to obtain required third-party licenses, we may be delayed in or prohibited from developing, manufacturing or selling products requiring such licenses.

    Although our patents include claims covering various features of our products and product candidates, including composition, methods of manufacture and use, our patents do not provide us with complete protection against the development of competing products. For example, our patents do not prohibit third parties from developing and selling products for estrogen therapy that deliver estrogen through a topical emulsion, ointment or similar medium.

    Some of our know-how and technology is not patentable. To protect our proprietary rights in unpatentable intellectual property and trade secrets, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. These agreements may not provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use or disclosure.

    HEALTH CARE INSURERS AND OTHER PAYORS MAY NOT PAY FOR OUR PRODUCTS OR MAY IMPOSE LIMITS ON REIMBURSEMENT.

    Our ability to successfully commercialize ESTRASORB and future products will depend, in part, on the extent to which reimbursement for such products will be available from third-party payors such as Medicare, Medicaid, health maintenance organizations, health insurers and other public and private payors. If we succeed in bringing future products to the market in addition to ESTRASORB, we cannot be assured that third-party payors will pay for ESTRASORB or such future products or establish and maintain price levels sufficient for realization of an appropriate return on our investment in product development. For example, ESTRASORB currently is being sold as an outpatient prescription drug. Medicare does not cover the costs of most outpatient prescription drugs. We expect that over time ESTRASORB will be treated the same as other estrogen therapy products with respect to government and third-party payor reimbursement, however, additional time is required to increase the number of payors who currently accept our product for reimbursement. There can be no assurance that ESTRASORB will receive similar reimbursement treatment.

    Many health maintenance organizations and other third-party payors use formularies, or lists of drugs for which coverage is provided under a health care benefit plan, to control the costs of prescription drugs. Each payor that maintains a drug formulary makes its own determination as to whether a new drug will be added to the formulary and whether particular drugs in a therapeutic class will have preferred status over other drugs in the same class. This determination often involves an assessment of the clinical appropriateness of the drug and, in some cases, the cost of the drug in comparison to alternative products. There can be no assurance that ESTRASORB or any of our future products will be added to payors' formularies, that our products will have preferred status to alternative therapies, or that the formulary decisions will be conducted in a timely manner. We may also decide to enter into discount or formulary fee arrangements with payors, which could result in us receiving lower or discounted prices for ESTRASORB or future products.

    WE MAY HAVE PRODUCT LIABILITY EXPOSURE.

    The administration of drugs to humans, whether in clinical trials or after marketing clearances are obtained, can result in product liability claims. We maintain product liability insurance coverage in the total amount of $10.0 million for claims arising from the use of our currently marketed products and products in clinical trials

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prior to FDA approval. Coverage is becoming increasingly expensive, however, and we may not be able to maintain insurance at a reasonable cost. There can be no assurance that we will be able to maintain our existing insurance coverage or obtain coverage for the use of our other products in the future. This insurance coverage and our resources may not be sufficient to satisfy liabilities resulting from product liability claims. A successful claim may prevent us from obtaining adequate product liability insurance in the future on commercially desirable terms, if at all. Even if a claim is not successful, defending such a claim would be time-consuming and expensive, may damage our reputation in the marketplace, and would likely divert management's attention.

    WE HAVE MADE LOANS TO CERTAIN OF OUR DIRECTORS, AND HAVE GUARANTEED A BROKERAGE MARGIN LOAN FOR ONE OF THESE DIRECTORS, WHICH COULD HAVE A NEGATIVE IMPACT ON OUR STOCK PRICE.

    In 2002, pursuant to our 1995 Stock Option Plan, we approved the payment of the exercise price of options by two of our directors through the delivery of full-recourse, interest-bearing promissory notes, in the aggregate principal amount of approximately $1.5 million, secured by a pledge of the underlying shares. As of December 31, 2004, accrued interest receivable related to the borrowing was $209,000. In addition, in 2002 we executed a conditional guaranty of a brokerage margin account for a director in the amount of $500,000. Due to heightened sensitivity in the current environment surrounding related-party transactions, these transactions could be viewed negatively in the market and our stock price could be negatively affected. Our corporate governance policies have been revised and our 2005 stock incentive plan prohibits any additional loans or guarantees to directors.

     THE PRICE OF OUR COMMON STOCK HAS BEEN AND MAY CONTINUE TO BE VOLATILE; AND IF WE ARE UNABLE TO MAINTAIN COMPLIANCE WITH NASDAQ LISTING REQUIREMENTS, OUR STOCK COULD BE DELISTED.

    Historically, the market price of our common stock has fluctuated over a wide range. In fiscal year 2004, our common stock traded in a range from a low of $2.88 to a high of $6.99. Between January 1, 2005 and June 29, 2005, our common stock traded in a range from a low of $1.13 to a high of $3.35. It is likely that the price of our common stock will fluctuate in the future. The market prices of securities of small-capitalization, specialty biopharmaceutical companies, including ours, from time to time experience significant price and volume fluctuations unrelated to the operating performance of these companies. In particular, the market price of our common stock may fluctuate significantly due to a variety of factors, including:

    o governmental agency actions including the FDA's determination with respect to new drug applications for new products;

    o   our ability to obtain financing;

    o   our ability to develop additional products; and

    o   sales of our products, particularly ESTRASORB.

    In addition, the occurrence of any of the risks described in this "Risk and Factors" section could have a material and adverse impact on the market price of our common stock.

     On June 30, 2005 the closing price of our common stock as reported on the Nasdaq National Market was $1.32 per share. Companies listed on NASDAQ are, among other requirements, required to maintain a minimum closing bid price of $1.00 per share. Failure to maintain compliance with NASDAQ listing requirements could result in the delisting of our shares from trading on the NASDAQ system, which could have a material adverse effect on the trading price, volume and marketability of our common stock.

    OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR CASH FLOW AND PREVENT US FROM FULFILLING OUR OBLIGATIONS.

    As of March 31, 2005 we had $36.8 million of outstanding indebtedness. Our substantial amount of outstanding indebtedness could have significant consequences. For example, it:

    o could increase our vulnerability to general adverse economic and industry conditions;

    o requires us to dedicate a substantial portion of our cash flow from operations to service payments on our indebtedness, reducing the availability of our cash flow to fund future capital expenditures, working capital, execution of our growth strategy, research and development costs and other general corporate requirements;

    o could limit our flexibility in planning for, or reacting to, changes in our business and the pharmaceutical industry, which may place us at a competitive disadvantage compared with competitors that have less indebtedness; and

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    o   could limit our ability to obtain additional funds, even when necessary to maintain adequate liquidity.

    We may incur additional indebtedness for various reasons, which would increase the risks associated with our substantial leverage.

RISKS RELATED TO THIS OFFERING

    MANAGEMENT WILL HAVE BROAD DISCRETION AS TO THE USE OF THE PROCEEDS FROM THIS OFFERING, AND WE MAY NOT USE THE PROCEEDS EFFECTIVELY.

    We have not designated the amount of net proceeds we will use for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our market value or make us profitable.

    BECAUSE THE TOTAL PRICE YOU WILL PAY FOR YOUR SHARES IN THE OFFERING WILL BE MUCH GREATER THAN THE VALUE OF OUR ASSETS AFTER SUBTRACTING OUR LIABILITIES, THE VALUE OF YOUR INVESTMENT IN OUR COMMON STOCK WILL BE DILUTED.

    If you purchase our common stock in this offering, the price you will pay for our common stock will be much greater than the book value per share of our outstanding common stock after the offering. In addition, the total amount of our capital will be less than it would have been had you and all of the existing stockholders, optionees, and warrant holders paid the same amount per share for our common stock. Accordingly, you will suffer immediate and substantial dilution of your investment. In the past, we have issued options and warrants to buy our common stock at prices below the offering price. You will experience further dilution to the extent that additional shares of our common stock are issued upon the exercise of outstanding stock options and warrants. See "Dilution" for a detailed calculation of the dilution that will result from this offering.

    THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN CONNECTION WITH THIS OFFERING WILL CAUSE ADDITIONAL SHARES OF COMMON STOCK TO BE ISSUABLE UPON THE CONVERSION OF CERTAIN OUTSTANDING CONVERTIBLE NOTES OF THE COMPANY.

     Assuming that we issue an aggregate of 4,000,000 shares, of our common stock at a public offering price of $1.00 per share, an additional 474,147 shares of common stock will be issuable upon the conversion of $35.0 million aggregate principal amount of 4.75% convertible notes that are due July 15, 2009. Accordingly, you will suffer additional dilution of your investment. See "Dilution" for a detailed calculation of the dilution that will result from this offering.


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